SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☒ Definitive Information Statement

EXPRESS SYSTEMS CORPORATION
(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

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1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2) Aggregate number of securities to which transaction applies:

20,110,400 shares of Common Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

EXPRESS SYSTEMS CORPORATION
114 W. Magnolia Street, Suite 446
Bellingham, WA 98225

Notice of Written Consent of Stockholders
March 21, 2007

Stockholders of Express Systems Corporation

This Information Statement is circulated to advise the stockholders of action already approved and taken by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

The following actions were taken on November 24, 2006:

1.	Approved an amendment of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 300,000,000.

2.	Approved an amendment of the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation.

The Company will file a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada on April 2, 2007. The Certificate of Amendment will become effective upon filing.

Attached hereto for your review is an Information Statement relating to the above-described actions.

By Order of the Board of Directors,

/s/ Randle Barrington-Foote
Randle Barrington-Foote, President and Director

March 21, 2007
Bellingham, Washington 98225

EXPRESS SYSTEMS CORPORATION

INFORMATION STATEMENT

This Information Statement, which is being mailed to stockholders on or about March 21, 2007, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of Express Systems Corporation (the “Company”), a Nevada corporation, for use in connection with certain actions that were taken by the written consent by the holders of the majority of the outstanding voting capital stock of the Company.

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to the written consent of the holders of the majority of the outstanding voting capital stock of the Company in lieu of a special meeting of the stockholders on November 24, 2006:

1.	Approved an amendment of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 300,000,000.

2.	Approved an amendment of the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER
ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

THE APPROXIMATE DATE OF MAILING OF
THIS INFORMATION STATEMENT IS MARCH 21, 2007

Stockholders of record at the close of business on March 2, 2007 (the "Record Date") are entitled to notice of the action. As of the Record Date, our authorized capitalization consisted of 25,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of which 20,110,400 shares were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents have been solicited in connection with this Information Statement.

Approval by Stockholders

Pursuant to Section 78.390 of the Nevada General Corporation Law, the amendments must be approved by the holders of a majority of the aggregate voting power of the Common Stock. In order to obtain the required approval of the our stockholders, we could have either convened a special meeting of the stockholders of the Common Stock for the specific purpose of voting on the amendments, or we could have sought the written consent from the holders of a majority of the aggregate voting power of the Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the aggregate voting power of the Common Stock. The elimination of the need for a special meeting of stockholders is made possible by Section 78.320 of the Nevada General Corporation Law, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting provided that a consent, in writing, setting forth the action so taken is signed by stockholders having at least the minimum number of votes that would be necessary to authorize such action at a meeting. Under Nevada law, a vote of the majority of our issued and outstanding shares was required to approve the amendments.

On November 24, 2006, the written consents of the holders of the majority of our issued and outstanding shares were received by our corporate Secretary, authorizing our Board of Directors and officers to take all actions necessary to cause the Certificate of Amendment to be filed with the Office of the Secretary of State of the State of Nevada. Nevada law requires us to notify each stockholder who has not consented to the action in writing and who, if the action had been taken at a meeting, would have been entitled to vote at the meeting of the action taken by written consent.

Dissenters Rights of Appraisal

The right to judicial appraisal of your shares of Common Stock is not applicable under Nevada law to the amendments.

CURRENT INFORMATION REGARDING THE COMPANY

OVERVIEW

Description of Express Systems Corporation’s Business

Express Systems Corporation (the “Company” or “Express”) was incorporated on July 9, 1998 in the State of Nevada. The Company currently is a development stage company.

The Company’s main goal was to generate revenue by generating lists of opt-in leads to be sold both on a wholesale and retail basis to buyers of the leads. However, the Company’s management was concerned about the viability of such business model and decided to seek other business alternatives. Thus, on November 24, 2006, the Company entered into a definitive share exchange agreement (the “Agreement”) with DWM Petroleum AG (“DWM”), a Swiss corporation and its stockholders. The description of such transaction is described below.

On September 25, 2006, the Company entered into a non-binding letter of intent with DWM to acquire 100% of the issued and outstanding shares of DWM in exchange for 80% of the Company’s shares of common stock or approximately 80,000,000 shares (the “Share Exchange”) on a fully-diluted basis subject to the Company raising over $10,000,000 in private placements necessary to complete the transaction. DWM is engaged in the exploration of oil and gas in Kyrgyzstan and Albania. In addition, the Company also agreed to issue 500,000 shares for every 50 million barrels of P50 petroleum reserves net to the Company from the Kyrgystan and Albanian assets held by DWM up to a maximum of 2.0 billion barrels.

On November 24, 2006, the Company entered into a definitive share exchange agreement (the “Agreement”) with DWM and its stockholders. The Agreement is subject to certain conditions including its execution by DWM stockholders holding at least 95% of its outstanding common stock (which has been accomplished). The Agreement calls for the Company to increase its authorized share capital from 25,000,000 common shares with a par value of $0.001 to 200,000,000 (subsequently increased to 300,000,000) common shares with a par value of $0.001 prior to closing and to effect a 2:1 forward stock split. On closing the Company will issue 80,000,000 common shares to the stockholders of DWM Petroleum AG in exchange for a minimum of 95% of the shares of DWM Petroleum AG.

As a condition of closing, the Company is obligated to have sold a minimum of 10,000,000 Units and a maximum of 12,000,000 at $1 per Unit. Each Unit will consist of 1 share, ½ Series A warrant exercisable at $2 per share, and ½ Series B warrant exercisable at $4 per share.

The Company shall have the obligation to issue 500,000 shares of its common stock over time to the former DWM stockholders for every 50 million barrels of P50 reserves net to the Company from exploration in Kyrgyzstan and Albania up to a maximum of 2.5 billion barrels of P50 oil reserves. At the Company’s option, this obligation may be extended to additional properties that are acquired through the actions of the former DWM stockholders.

Contemporaneously with the closing of the acquisition, the Company anticipates that it will sell its wholly owned subsidiary, Masterlist, Inc. to its sole employee for a cash payment yet to be finalized and 5 annual payments equal to 5% of the gross sales of Masterlist, Inc. over the term for 5 years. Subject to fulfilling the conditions provided for in the Agreement, the Company anticipates closing the Agreement on or about April 2, 2007.

Subsequent to the execution of the Agreement, the Board of Directors of the Company declared a dividend of 1 share for each outstanding share of common stock held of record on December 6, 2006.

UNLESS OTHERWISE NOTED, THE NUMBER OF SHARES REFLECTS THE 2:1 SPLIT.

Description of DWM’s Business

DWM maintains its principal offices at: Bahnhofstrasse 9, CH-6341 Baar, Switzerland. DWM’s phone number +41 44 718 1032. Currently, DWM has 2 employees as well as three directors.

DWM’s main focus is the exploration and development of oil and gas concessions in the former Soviet Union states (FSU) in Central Asia and Eastern Europe. DWM owns a 25% net interest in six exploration licenses covering approximately 3,100 km2 in the Kyrgyz Republic through its 25% interest in a Kyrgyz Joint Stock Company (JSC) South Petroleum Company. The remaining interest is held by Santos International Holdings PTY LTD (70%) and Kyrgyzneftegas JSC (5%). DWM also has an agreement in principle with the Albanian Government to acquire 2 production sharing agreements in Albania covering approximately 3,000 km2.

The properties under license or under negotiations for production sharing agreements by DWM are located in the Kyrgyz Republic and Albania.

The six licenses held by South Petroleum Company are located in the primary oil producing region of Kyrgyz Republic in the Fergana Basin. All of the properties are accessible by all weather paved or gravel roads. There is available electrical power for the properties from the local power company. A rail line is at a maximum of 50 kilometers from the property with which oil can be shipped and there are two oil refineries located in the region; one at Fergana and the other at Djalai-Abad.

The licenses of this project cover a total area of 3,100,000 hectares (approximately 7,660,227 acres).

DWM originally acquired the 6 licenses through a 90% ownership in Joint Stock Company (JSC) South Petroleum Company. The Kyrgyz government through its operating entity Kyrgyzneftegas JSC owned the other 10% of South Petroleum. South Petroleum was incorporated as a Kyrgyz company on April 27, 2004. The licenses are exploration licenses and are granted for 2 years with a right for automatic renewal up to 10 years once a report has been submitted to the government agency detailing the progress of a work program and the associated minimum expenditures have been made. Upon the discovery of commercial production, licenses can be exclusively converted into exploitation licenses. Exploitation licenses are granted for 20 years with the subsequent extensions depending on the depletion of the resource. There is also a yearly fee payable to the government of approximately $150 per license and a minimum annual work program of $50 per km2. DWM is current with all of its taxes and work commitments on all 6 licenses. While some of the DWM’s licenses contain oil fields its rights in the licenses are for newly discovered oil and gas only.

The Albanian concessions are located in northwestern Albania covering an area of approximately 3,000 square kilometers. All of the properties are accessible by all weather paved or gravel roads. There is available electrical power for the properties from the local power company.

DWM has two agreements in principle with the National Agency of Natural Resources of the Government of Albania for the main terms and conditions of a Production Sharing Agreement covering 4 concessions in Northwestern Albania.

DWM’s has an agreement in principle for two production sharing agreements (PSA) on four blocks covering approximately 3,000 square kilometers. These PSA’s give DWM the right to explore for oil and gas in the areas defined and set out the royalties (10-15%), taxes, and production and training bonuses.

DESCRIPTION OF THE ACQUISITION TRANSACTION

The Agreement provides for the acquisition of DWM by Express whereby DWM shall become a wholly owned subsidiary of Express. In connection with the acquisition, Express agreed to issue 80,000,000 ($.001 par value per share) post split restricted shares of common stock of Express equal to 73% of the outstanding shares of common stock after the exchange of Express to the stockholders of DWM. The Agreement is subject to certain conditions including its execution by DWM stockholders holding at least 95% of its outstanding common stock. All of the DWM stockholders have executed the Agreement.

The closing requires that $10,000,000 be raised through the sale of a minimum of 10,000,000 Units and a maximum of 12,000,000 at $1 per Unit. Each Unit will consist of 1 share, ½ Series A warrant exercisable at $2 per share, and ½ Series B warrant exercisable at $4 per share. As of the date hereof, in excess of $10,000,000 has been committed.

Additionally, the Agreement calls for the Company to increase its authorized share capital from 25,000,000 common shares with a par value of $0.001 to 200,000,000 (subsequently increased to 300,000,000) common shares with a par value of $0.001 prior to closing and to effect a 2:1 forward stock split.

The Company shall have the obligation to issue 500,000 shares of its common stock over time to the former DWM stockholders for every 50 million barrels of P50 reserves net to the Company from exploration in Kyrgyzstan and Albania up to a maximum of 2.5 billion barrels of P50 oil reserves.

The boards of directors of DWM and Express have determined, subject to the terms and conditions set forth in this Agreement, that given the continued global proliferation of products that use fossil fuels, the potential for building long-term shareholder value through the acquisition of a company with rights to possible petroleum reserves is highly attractive and in the best interests of their stockholders.

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION

•  The parties to the acquisition are Express and DWM.

•  DWM is a privately-owned exploration and development firm owning oil and gas concessions in the former Soviet Union states (FSU) in Central Asia and Eastern Europe. It provides comprehensive workforce management solutions, including outsourcing placement and recruiting services, vendor management and staff augmentation programs.

•  On closing of the acquisition, DWM will become a wholly owned subsidiary of Express.

•  In return for all of their stock in DWM, the stockholders of DWM will receive from Express 80,000,000 ($.001 par value per share) restricted shares of common stock of Express equal to 73% of the outstanding shares of common stock after the private placement of the Units described below.

•  Consummation of the Agreement depends upon execution of the same by DWM stockholders who hold at least 95% of DWM’s outstanding common stock.

•  Closing of the Agreement requires that $10,000,000 be raised through the sale of a minimum of 10,000,000 Units and a maximum of 12,000,000 at $1 per Unit. Each Unit will consist of 1 share, ½ Series A warrant exercisable at $2 per share, and ½ Series B warrant exercisable at $4 per share.

•  The Agreement calls for the Company to increase its authorized share capital from 25,000,000 common shares with a par value of $0.001 to 200,000,000 (subsequently increased to 300,000,000) common shares with a par value of $0.001 prior to closing and to effect a 2:1 forward stock split effective on December 11, 2006.

•  Stockholders of DWM have agreed not to sell any of the shares of Express common stock they receive in the acquisition until the twelve (12) month anniversary of the closing of the Agreement after which they may sell up to 50% of the Express shares held by them. Eighteen (18) months from the date of the closing of the Agreement, the restrictions on transfer shall not apply to or restrict the sales an amount of Common Stock or Common Stock Equivalents.

•  After the acquisition, pursuant to the acquisition agreement, the directors of Express will be Mr. Heinz Scholz, Mr. Peter-Mark Vogel, Mr. Alexander Becker and Mr. Michael Velletta.

•  After the acquisition, certain officers of Express will be persons who presently hold similar positions with DWM, including Mr. Heinz Scholz as chairman of the board, Mr. Alexander Becker as Chief Executive Officer, and Mr. Peter-Mark Vogel as Chief Financial Officer. Mr. Yaroslav Bandurak will be Chief Technical Officer after the acquisition. Mr. Christopher Pitman will act as Geological Advisor to the Board of Directors.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock.

General

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our articles of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election. Holders of our common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

Market for Common Equity and Other Stockholder Matters

Our common stock is trading on the OTC Bulletin Board under the symbol “EXPY.OB”. Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

MANAGEMENT

Directors and Executive Officers

The following sets forth the age and position held by our directors and executive officers as of the date of this information statement:

Name	Age	Positions and Offices Held
Randle Barrington-Foote	53	CEO, President and Chairman of the Board
Richard Brown	47	Director, Chief Financial Officer and Treasurer
Steven A. Sanders	61	Director, Secretary

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of March 14, 2007, the shares of our voting capital stock beneficially owned by each person, including management, known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock.

All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

	Number of Shares of
Name of Beneficial Owner/	Common Stock	% of Beneficial
Identity of Group	Beneficially Owned	Ownership
G.M. Capital Partners, Ltd. (1)	2,000,000	9.9%
Usteristrasse19
POB 6681
CH-8023 Zurich
Switzerland

Daimler Capital Partners Ltd. (2)	1,700,000	8.5%
CP 59
CH-4009 Basel
Switzerland

Mandarin Management Services Ltd. (3)	1,245,600	6.2%
c/o Gestrust SA
2 Rue Thalberg
CH-1211 Geneve 1
Switzerland

Mokandi International SA (4)	1,500,000	7.5%
Staedtle 31
FL-9490 Vaduz
Liechtenstein

Nautilus Technologies Ltd. (5)	1,200,000	6.0%
c/o Gestrust SA
2 Rue Thalberg
CH-1211 Geneva
Switzerland

Philestine Management SA (6)	1,150,000	7.5%
c/o Anca Fiduciaire, SA
6 Rue Arnold-Winkelried
CH-1201 Geneva
Switzerland

Shamrock Group Holdings Ltd. (7)	1,200,000	6.0%
c/o Anca Fiduciaire, SA
6 Rue Arnold-Winkelried
CH-1201 Geneva
Switzerland

Tiffany Financial Trading Inc. (8)	1,200,000	6.0%
c/o Gestrust SA
2 Rue Thalberg
CH-1211 Geneva
Switzerland

Tiger Eye Holdings Ltd. (9)	1,500,000	7.5%
c/o Gestrust SA
2 Rue Thalberg
CH-1211 Geneva
Switzerland

All officers and directors	150,000	<1%
as a group (10)

(1) J.A. Michie, managing director, Mark Hartman and Martin Stuiki stockholders.

(2) Alain Esseiva, managing director, shareholder

(3)  Bill Meadow, director, shareholder

(4)  Klaus Boehler, director, shareholder

(5) Marc Angst, director, shareholder

(6) Catherine Dixon, director, shareholder

(7) Tanya Tamone, director, shareholder

(8) Ping Lai, director, shareholder

(9) Walter Stapfer, director, shareholder

(10) Randle Barrington-Foote, CEO and director; Richard Brown, CFO and director; Steven A. Sanders, secretary and director

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions to be approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

Effect an amendment of the Company’s Articles of Incorporation to reflect the following:

Name Change

On November 24, 2006 our Board of Directors unanimously approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from Express Systems Corporation to Manas Petroleum Corporation (the “Name Change”). The Board of Directors believes that the Name Change is in the best interest of the Company’s stockholders as the new name more accurately reflects the long-term growth strategy of the Company. On that same day the Company received the consent of the majority of the outstanding shares of our common stock.

Increase of Authorized

On November 24, 2006, Our Board of Directors unanimously approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock from 25,000,000 to 300,000,000 and the written consent of a majority of the shares of Company common stock was obtained.

The increase in the authorized number of shares of Company common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Company common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Further, such increase could enable the Company to acquire additional assets or businesses through issuance of its common stock.

On or about April 2, 2007, the Company will file an amendment to our Articles of Incorporation to change the name of the Company and increase the authorized number of shares of common stock from 25,000,000 to 300,000,000. This amendment will not be filed until after a date which is at least ten (10) days after the mailing of this Definitive Information Statement.

The proposed Certificate of Amendment of the Articles of Incorporation (“Certificate of Amendment”), attached hereto as Appendix A, will cause the amendments to become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur ten (10) days after this Definitive Information Statement is first mailed to stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors has fixed the close of business on March 2, 2007 as the record date for the determination of stockholders who are entitled to receive this Information Statement. There were 20,110,400 shares of common stock issued and outstanding on that date. We anticipate that this Information Statement will be mailed on or about March 21, 2007 to all stockholders of record as of the Record Date.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a) Under Subsection 1 of Section 78.7502 of the Nevada General Corporation Law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its stockholders under Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b) Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its stockholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

(c) Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(d) Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation protect our directors and officers against personal liability to the Company and any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission o f any such director or officer provided, however, that such indemnification does not eliminate or limit the liability of a director or officer for acts or omission s which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by Nevada General Corporation Law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”). Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” “estimates” or “anticipates” or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These statements may include, but are not limited to matters described in this Information Statement and matters described in “Note on Forward-Looking Statements” in our Annual Report on Form 10-KSB for the year ended March 31, 2006 and our Quarterly Reports on Forms 10-QSB for the first three quarters of the Company’s fiscal year. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact William S. Rosenstadt, Esq. of Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Room 1580, 100 F Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended March 31, 2006 on Form 10-KSB, the quarterly reports on Forms 10-QSB for the first three quarters of the Company’s fiscal year and a current report on Form 8-K with the SEC. A copy of any of those reports (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to William S. Rosenstadt, Esq., Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022. Copies of all exhibits to any of the reports are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006;
Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006;
Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006; and
Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the aforementioned reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain stockholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Randle Barrington-Foote
Randle Barrington-Foote, President

March 21, 2007
Bellingham, Washington 98225

EXHIBIT A

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Laws of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of Express Systems Corporation resolutions were duly adopted setting forth a proposed amendments of the Articles of Incorporation of said corporation, declaring said to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments are as follows:

RESOLVED: that the Articles of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered “I” so that, as amended, said first paragraph of Article I shall be and read as follows:

“The name of the corporation is Manas Petroleum Corporation”

FURTHER RESOLVED: that the Articles of Incorporation of this corporation be amended by changing the first sentence of Article thereof numbered “IV” so that, as amended, said first sentence of Article IV shall be and read as follows:

“The capital stock of this corporation shall consist of three hundred million shares of common stock (300,000,000), with a par value of $0.001 per share, all of which stock shall be entitled to voting power.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 78.320 of the Nevada Revised Statutes at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes.

FOURTH: That the capital of said corporation shall be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of April 2007.

By:	/s/ Randle Barrington-Foote
Title:	President
Name:	Randle Barrington-Foote

TABLE OF CONTENTS FOR FINANCIALS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information of Express Systems Corporation (“Express Systems”) for the year ended March 31, 2006 and for the nine month period ended December 31, 2006 has been prepared to reflect the following transactions:

1.	the acquisition of DWM Petroleum AG (“DWM”) pursuant to a definitive share exchange agreement dated November 24, 2006; and

2.	the sale of 10,000,000 Units at $1 per Unit for cash.

The unaudited pro forma statements of operations for the year ended March 31, 2006 and the nine month period ended December 31, 2006 have been prepared to reflect these transactions as if they had taken place on April 1, 2005. The pro forma balance sheet reflects the same transactions as if they had taken place on December 31, 2006.

The acquisition of DWM will be accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Express Systems will be treated as the continuing legal registrant for regulatory purposes and DWM will be treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM will remain at historic cost. Under U.S. GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is the equivalent to the issuance of stock by DWM for the net monetary assets of Express, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

We derived this information from the audited financial statements of Express Systems as of March 31, 2006 and DWM as of December 31, 2005 and the unaudited financial statements of Express Systems as of December 31, 2006 and DWM as of September 30, 2006. Neither Express Systems nor DWM assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the Express Systems financial statements and related notes incorporated by reference in this information statement and the DWM financial statements included elsewhere in this information statement. The number of share outstanding reflects the 2:1 stock split on December 6, 2006.

The unaudited pro forma condensed consolidated statement of operations does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or results of operations for any future date or period. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The historical financial statements of DWM are presented in Swiss francs. For the purposes of presenting the pro forma condensed consolidated financial information. DWM’s balance sheet as of September 30, 2006 has been translated into US dollars at the noon buying rate for Swiss francs as announced by the Federal Reserve Bank of New York expressed in one Swiss franc per U.S. dollar, which was 1.24984. DWM’s income statement for the year ended December 31, 2005 and for the nine-month period ended September 30, 2006 has been translated into US dollars at the average noon buying rate for the year or period for Swiss francs as announced by the Federal Reserve Bank of New York expressed in one Swiss franc per U.S. dollar, which was 1.245577 and 1.25954 respectively.

The following information, each of which is included elsewhere in this information statement, should be read in conjunction with the pro forma condensed consolidated information;

•	Accompanying notes to the unaudited pro forma condensed consolidated information;

•	Historical consolidated financial statements of Express Systems for the periods described in the section entitled “Information Incorporated by Reference” and available as described therein;

•	Historical financial statements of DWM for the year ended December 31, 2005 and the nine months ended September 30, 2006 included in this information statement.

UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
CONSOLIDATED BALANCE SHEET

	DWM Petroleum AG 09-30-2006					Express Systems 12-31-06			Pro forma Adjustments	Pro forma
	IFRS	(f)		US GAAP	US GAAP
	CHF	CHF		CHF	US $
CURRENT ASSETS

Cash and cash equivalents	805,350			805,350	$644,362	$21,234	(a	)	10,000,000	$10,665,596
Prepaid expenses						9,412				9,412
Other receivables	98,697			98,697	78,968	1,400				80,368

Total current assets	904,047			904,047	723,330	32,046				10,755,376

NON-CURRENT ASSETS

Tangible fixed assets and software	93,897			93,897	75,127	623				75,750

Total non-current assets	93,897			93,897	75,127	623				75,750

Total assets	997,943			997,943	$798,457	$32,669				$10,831,126

CURRENT LIABILITIES

Accounts payable and accrued liabilities	8,778			8,778	$7,023	$77,147	(c	)	150,000	$234,170
Other current liabilities	96,900			96,900	77,530	27,442				104,972

Total current liabilities	105,678			105,678	84,553	104,589				339,142

NON-CURRENT LIABILITIES

Long term debt	6,078,586			6,078,586	4,863,491					4,863,491

Total non-current liabilities	6,078,586			6,078,586	4,863,491					4,863,491

Total Liabilities	6,184,263			6,184,263	4,948,044	104,589				5,202,633

Minority interests	-	(f	)	-	-					-

SHAREHOLDERS' EQUITY/DEFICIT

Common stock	100,000			100,000	80,010	20,110	(a	)	10,000	110,910
							(d	)	(80,010)
							(e	)	80,800

Additional paid in capital	-			-	-	618,816	(a	)	9,990,000	9,747,180
							(b	)	(710,846)
							(c	)	(150,000)
							(d	)	80,010
							(e	)	(80,800)

Cumulative translation loss					(76,511)					(76,511)

Retained deficit	(5,286,320)	(f	)	(5,286,320))	(4,153,088)	(710,846)	(b	)	710,846	(4,153,088)

Total shareholders' equity/(deficit)	(5,186,320)	-		(5,186,320)	(4,149,588)	(71,920)				5,628,491

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/DEFICIT	997,943			997,943	$798,457	$32,669				10,831,126

(f) - The consolidated financial statements are prepared in accordance with IFRS that differs in certain significant respects from generally accepted accounting principles in the United States of America ("US GAAP"). The only difference that is relevant to the consolidated financial statements is the fact that under US GAAP net income is reported after deducting minority interest whereas under IFRS minority interests are shown as an allocation of the result for the year. The losses attributable to the minority interest holders have exceeded their investment. There are no agreements for them to provide further investment to cover additional losses. Therefore, there is no GAAP adjustment in the current period.

Exchange rate per 09.30.2006	1.2498
Avg. Exchange rate CHF/USD per 09.30.2006	1.2595
Exchange rate per 09.30.2005	1.2925

UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE 9 MONTHS ENDED

	DWM Petroleum AG 09-30-2006					Express Systems 12-31-06	Pro forma Adjustments	Pro forma
	IFRS	(f)		US GAAP	US GAAP
	CHF	CHF		CHF	US $

REVENUE	-			-	-	21,643		21,643

EXPENSES
Selling, general and administrative expenses	1,082,012			1,082,012	859,053	354,639		1,213,692
Other general expenses	902,140			902,140	716,246			716,246

Total Operating Expenses	1,984,152			1,984,152	1,575,299	354,639		1,929,938

NON-OPERATING EXPENSES
Interest income	6,032			6,032	4,789			4,789
Non-operating expenses	-			-	-

Loss before income taxes and minority interests	(1,978,120)			(1,978,120)	(1,570,510)	(332,996)		(1,903,506)

Income taxes

Minority interests		(f	)	-	-			-

NET LOSS	(1,978,120)			(1,978,120)	(1,570,510)	(332,996)		(1,903,506)

Earnings per share, basic and diluted	(1.9781)			(1.9781)	(1.5705)

(f) - The consolidated financial statements are prepared in accordance with IFRS that differs in certain significant respects from generally accepted accounting principles in the United States of America ("US GAAP"). The only difference that is relevant to the consolidated financial statements is the fact that under US GAAP net income is reported after deducting minority interest whereas under IFRS minority interests are shown as an allocation of the result for the year. The losses attributable to the minority interest holders have exceeded their investment. There are no agreements for them to provide further investment to cover additional losses. Therefore, there is no GAAP adjustment in the current period.

Avg. Exchange rate CHF/USD per 09.30.2006	1.2595

UNAUDITED PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED

	DWM Petroleum AG 12-31-2005					Express Systems 3-31-06	Pro forma Adjustments	Pro forma
	IFRS	(f)		US GAAP	US GAAP
	CHF	CHF		CHF	US $

REVENUE	105,000			105,000	84,285	36,027		120,312

EXPENSES
Selling, general and administrative expenses	1,256,049			1,256,049	1,008,251	229,374		1,237,625
Other general expenses	1,298,861			1,298,861	1,042,617			1,042,617

Total Operating Expenses	2,554,910			2,554,910	2,050,868	229,374		2,280,242

NON-OPERATING EXPENSES
Interest income (expense)	(34,082)			(34,082)	(27,358)	1,400		(25,958)
Non-operating expenses	-			-	-

Loss before income taxes and minority interests	(2,483,992)			(2,483,992)	(1,993,941)	(191,947)		(2,185,888)

Income taxes	-			-	-

Minority interests		(f	)	-	-

NET LOSS	(2,483,992)			(2,483,992)	(1,993,941)	(191,947)		(2,185,888)

Earnings per share, basic and diluted	(2.4840)			(2.4840)	(1.9939)

(f) - The consolidated financial statements are prepared in accordance with IFRS that differs in certain significant respects from generally accepted accounting principles in the United States of America ("US GAAP"). The only difference that is relevant to the consolidated financial statements is the fact that under US GAAP net income is reported after deducting minority interest whereas under IFRS minority interests are shown as an allocation of the result for the year. The losses attributable to the minority interest holders have exceeded their investment. There are no agreements for them to provide further investment to cover additional losses. Therefore, there is no GAAP adjustment in the current period.

Avg. Exchange rate CHF/USD per 12.31.2005	1.2458

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

1.  Basis of Presentation

On November 24, 2006, we entered into a definitive stock exchange agreement (“Agreement”) pursuant to which we agreed to acquire all of the outstanding share capital of DWM. The transaction is expected to close in the quarter ending March 31, 2007; however, because the acquisition is subject to certain approvals and other conditions, we cannot predict exactly when the acquisition will be completed. DWM is based in Baar, Switzerland.

Pursuant to the Agreement, we agreed to issue an aggregate of 80,000,000 shares of our common stock in exchange for up to 100% of DWM’s share capital.

The transaction will be accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Express Systems will be treated as the continuing legal registrant for regulatory purposes and DWM will be treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM will remain at historic cost. Under U.S. GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is the equivalent to the issuance of stock by DWM for the net monetary assets of Express, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

At the closing of the acquisition, Express Systems anticipates that it will sell its wholly owned subsidiary, Masterlist, Inc., to it sole employee for a cash payment yet to be finalized and five annual payments equal to 5% of the gross sales of Masterlist, Inc. over the subsequent five years. Subject to fulfilling the conditions provided in the Agreement, Express Systems anticipates closing the Agreement in the quarter ending March 31, 2007. The pro forma financial information was prepared based on the assumption that Masterlist, Inc. is not sold.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amortization expense related to the estimated amortizable intangible assets.

There are no intercompany balances or transactions between our company and DWM. Certain reclassifications have been made to conform the historical amounts of DWM to our company’s presentation.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as our management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to the employees of DWM, costs of vacating certain leased facilities of DWM, or other costs associated with exiting activities of DWM that would affect amounts in the pro forma financial statements. In addition, we may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to our employees and other costs associated with exiting activities of our company. When recorded, these costs will be charged to operations.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(a)  Adjustment to reflect the private placement;

(b) Adjustment to eliminate retained earnings of Express Systems;

(c) Adjustment to record liability for the estimated transaction costs;

(d) Adjustment to eliminate DWM Common stock;

(e) Adjustment to reflect 110,910,400 shares outstanding.

UNAUDITED SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DWM PETROLEUM AG

The following tables provide selected historical financial data of DWM Petroleum AG as of and for the fiscal year ended December 31, 2005, for the period ended December 31, 2004 and for the nine months ended September 30, 2006 and 2005. The consolidated balance sheet data and the consolidated statement of operations data presented below as of and for the year ended December 31, 2005 and as of and for the period ended December 31, 2004, have been derived from the consolidated financial statements of DWM Petroleum AG prepared in accordance with International Financial Reporting Standards (“IFRS”) and include a reconciliation to accounting principles generally accepted in the United States (“U.S. GAAP”). The financial statements as of and for the year ended December 31, 2005 have been audited by Deloitte AG, Switzerland. The financial statements as of and for the period ended December 31, 2004 were audited by Retreag Revisions AG. For the purposes of the Selected Financial Data, the Swiss franc has been converted to U.S. dollars at the rate indicated. The consolidated balance sheet data and the consolidated statement of operations data presented below as of and for the nine-month period ended September 30, 2006 and 2005 have been derived from the unaudited consolidated financial statements of DWM Petroleum presented in accordance with IFRS and reconciled to U.S. GAAP. The consolidated balance sheet data as of September 30, 2006, and the consolidated statement of operations data presented for the nine-month period ended September 30, 2006, are not necessarily indicative of the results that may be expected for the calendar year ended December 31, 2006. All of the information presented below should be read in conjunction with DWM Petroleum AG's consolidated financial statements and their accompanying notes appearing elsewhere in the information statement.

The data presented below is based on IFRS accounting principles. The only relevant difference to US GAAP is that under US GAAP net income is reported after deducting minority interest whereas under IFRS minority interests are shown as an allocation of the result for the reporting period. The effect of this adjustment is shown in the pro formas and historical financial statements included in this information statement.

	Year Ended December 31,	For the Period Ended December 31	Nine Months Ended September 30,
	2005	2004	2006	2005

Statement of Operations Data:

Net revenue	$84,285	$30,839	$-	$85,568
Loss from continuing
operations before income taxes	$(1,993,941)	$(605,424)	$(1,570,510)	$(1,151,191)
Provision (benefit) for income taxes	$-	$-	$-	$-
Loss from continuing
operations	$(1,993,941)	$(601,153)	$(1,570,510)	$(1,151,191)
Loss per share, basic and diluted*	$(1.9939)	$(0.6012)	$(1.5705)	$(1.1519)
CHF/USD Exchange Rate	1.24577	1.24286	1.25954	1.22710

* Loss per share is calculated as loss from continuing operations divided by 1 million outstanding shares.

	As of December 31,	As of December 31	As of September 30
	2005	2004	2006

Balance Sheet Data:

Working capital**	$1,493,358	$235,890	$597,358
Total assets	$1,785,403	$300,927	$798,457
Total liabilities	$4,163,043	$905,990	$4,948,125
Total long-term obligations	$3,985,688	$875,305	$4,863,491
Shareholders' equity (deficit)	$(2,377,640)	$(605,063)	$(4,149,668)
CHF/USD Exchange Rate	1.31551	1.13180	1.24984

** We define working capital as current assets less current liabilities

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXPRESS SYSTEMS CORPORATION

The following tables provide selected historical financial data of Express Systems Corporation as of and for each of the fiscal years ended March 31, 2006 and 2005 and for the nine months ended December 31, 2006 and 2005. The consolidated balance sheet data and the consolidated statement of operations data presented below as of March 31, 2006 and 2005 and for each of the years in the two-year period ended March 31, 2006 have been derived from the consolidated financial statements of Express Systems Corporation prepared in accordance with U.S. GAAP, which have been audited by PricewaterhouseCoopers, LLP independent registered public account firm. The consolidated balance sheet data and the consolidated statement of operations data presented below as of and for the nine months ended December 31, 2006 and 2005 have been derived from the unaudited consolidated financial statements of Express Systems Corporation presented in accordance with U.S. GAAP. The consolidated balance sheet data as of December 31, 2006 and the consolidated statement of operations data presented for the nine month period ended December 31, 2006 are not necessarily indicative of the results that may be expected for the calendar year ended March 31, 2007. All of the information presented below should be read in conjunction with Express Systems Corporation audited consolidated financial statements and their accompanying notes appearing elsewhere in the information statement.

			Nine Months Ended December 31,
	Year Ended March 31,		(Unaudited)
	2006	2005	2006	2005

Statement of Operations Data:

Net revenue	$36,027	$89,037	$6,791	$24,875
Income (loss) from continuing
Operations before income taxes	$(193,347)	$(27,066)	$(238,246)	$(151,275)
Provision (benefit) for income taxes	$-	$-	$-	$-
Net income (loss) from continuing
operations	$(191,947)	$(27,066)	$(238,246)	$(151,275)
Basic and diluted loss per common
Share	$(0.06)	$(0.01)	$(0.02)	$(0.03)

	As of March 31,		As of December 31,
	2006	2005	2006 (Unaudited)

Balance Sheet Data:

Working capital	$25,190	$(7,666)	$(72,543)
Total assets	$64,054	$48,298	$32,669
Total liabilities	$37,728	$53,592	$104,589
Total long-term obligations	$-	$-	$-
Shareholders’ equity (deficit)	$26,326	$(5,303)	$(71,920)

On Wednesday March 8th 2007, the last trading day prior to the date of this proxy statement, the noon buying rate of Swiss francs for United States dollars was 1.22270.

The following table sets forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc announced by the Federal Reserve Bank of New York, expressed in one Swiss franc per U.S. dollar. We do not intend to imply that the Swiss franc or U.S. dollar amounts referred to in this proxy statement could have been or could be converted into U.S. dollars or Swiss francs, as the case may be, at any particular rate, or at all.

	At end	Average
	of	(of month
Year ended/ending December 31,	period	end rates)	High	Low

2004	1.13180	1.24286	1.32250	1.12580
2005	1.31551	1.24577	1.32850	1.12860
2006 (September 30)	1.24984	1.25954	1.32360	1.19190

Month end rates

January 2006	1.28540
February 2006	1.31980
March 2006	1.30480
April 2006	1.23930
May 2006	1.21640
June 2006	1.24670
July 2006	1.23270
August 2006	1.22860
September 2006	1.25020
October 2006	1.24930
November 2006	1.20590
December 2006	1.21970
January 2007	1.25280
February 2007	1.22610

Average 2006		1.25109
Average Jan 06 to Jan 07		1.25033
Average Feb 06 to Feb 07		1.24562

Source used: www.oanda.com

Deloitte.

Deloitte AG
Klausstrasse 4
Postfach
CH-8034 Zürich

Tel: +41 (0)44 421 60 00
Fax: +41 (0)44 421 66 00
www.deloitte.ch

INDEPENDENT AUDITORS' REPORT

We have audited the consolidated balance sheet of DWM Petroleum AG and its subsidiaries as of December 31, 2005, and the related consolidated income statements, cash flows and changes in shareholders' deficit for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States Generally Accepted Auditing Standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of DWM Petroleum AG and its subsidiaries as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

The accompanying financial statements for the year ended December 31, 2005 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and net shareholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte AG

Roland Müller
Auditor in Charge

Brigitte Auckenthaler

March 7, 2007
ROM/BAU/clg

Member of
Deloitte Touche Tohmatsu

RETREAG
REVISIONS AG ZUG

LÖRERENSTRASSE 47
6301 ZUG
TELEFON 041 711 21 43
TELEFAX 041 711 46 63
E-MAIL: RETREAG@BLUEWIN.CH

INDEPENDENT AUDITORS' REPORT

We have audited the consolidated balance sheet of DWM Petroleum AG and its subsidiaries as of December 31, 2004, and the related consolidated statements of income, cash flows and changes in equity for the year then ended, set out on pages 6 to 18. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing and United States Generally Accepted Auditing Standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of DWM Petroleum AG and its subsidiaries as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Without qualifying our opinion, we draw attention to the "Going Concern" Note in the consolidated financial statements which indicates that the Group's ability to continue as a going concern is dependent upon continued funding from its shareholders or other sources.

Retreag Revisions AG

J. Boom
Dipl. Wirtschaftsprüfer
Auditor in Charge

H. Schnieper
Betriebsökonom HWV

Zug, February 1, 2007

MITGLIED DER TREUHANDKAMMER   BÜRO UNTERÄGERI: WINDWURFSTRASSE 15, 6314 UNTERÄGERI, TELEFON 041 750 65 28

RETREAG
REVISIONS AG ZUG

LÖBERENSTRASSE 47
6300 ZUG
TELEFON 041 711 21 43
TELEFAX 041 711 46 63
E-MAIL: [illegible]

INDEPENDENT AUDITORS' REPORT

We have audited the consolidated balance sheet of DWM Petroleum AG and its subsidiaries as of December 31, 2004, and the related consolidated statements of income, cash flows and changes in equity for the year then ended, set out on pages 6 to 18. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing and United States Generally Accepted Auditing Standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of DWM Petroleum AG and its subsidiaries as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Without qualifying our opinion, we draw attention to the "Going Concern" Note in the consolidated financial statements which indicates that the Group's ability to continue as a going concern is dependent upon continued funding from its shareholders or other sources.

Retreag Revisions AG

J. Baum	H. Schnieper
Dipl. Wirtschaftsprüfer	Betriebsökonom HWV
Auditor in Charge	

Zug, February 1, 2007

[illegible]   [illegible] 041 750 65 29

CONSOLIDATED BALANCE SHEET
at December 31, 2005

		31.12.2005	31.12.2004
	NOTES	CHF	CHF
ASSETS
Cash and cash equivalents	6	2,045,299	182,742
Other receivables		178,597	118,968

Total current assets		2,223,896	301,710

Tangible fixed assets	7	124,449	38,184
Computer software		372	695

Total non-current assets		124,820	38,879

TOTAL ASSETS		2,348,716	340,589

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable		83,912	26,030
Accrued expenses		149,400	8,700

Total current liabilities		233,312	34,730

Loan owed to a major shareholder	8	4,926,671	723,897
Loan owed to a related company	8	316,542	266,773

Total non-current liabilities		5,243,213	990,670

TOTAL LIABILITIES		5,476,525	1,025,400

Share capital	10	100,000	100,000
Other reserves	10	6,337	-33,664
Loss carried forward		-3,234,146	-751,147

Deficit attributable to the Group		-3,127,809	-684,811

Equity attributable to minority interests		0	0

Total shareholders' deficit		-3,127,809	-684,811

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT		2,348,716	340,589

CONSOLIDATED INCOME STATEMENT
for the year ended December 31, 2005

			31.12.2004
		31.12.2005	(05/2004 - 12/2004)
	NOTES	CHF	CHF
OPERATING INCOME
Other income		105,000	38,328

Total operating income		105,000	38,328

OPERATING EXPENSES

Personnel costs	12	183,905	34,168
Exploration costs		35,072	11,462
Depreciation		21,699	2,131
Consulting fees		1,298,861	439,531
Administrative costs		1,015,371	292,035

Total operating expenses		2,554,910	779,327

Loss before financial income/expenses & taxes		-2,449,910	-741,000

FINANCIAL INCOME / EXPENSES
& TAXES

Interest income		6,122	351
Interest expense		-40,204	-11,809
Taxes	9	0	0

Total financial income / expenses & taxes		-34,082	-11,458

Net loss for the year / period		-2,483,991	-752,458

Net loss attributable to the Group		-2,483,911	-747,150

Net loss attributable to minority interests		0	-5,308

Total net loss for the year / period		-2,483,991	-752,458

CONSOLIDATED CASH FLOW STATEMENT
for the year ended December 31, 2005

		31.12.2005	31.12.2004
	NOTES	CHF	CHF
OPERATING ACTIVITIES

Net loss for the year / period		-2,483,991	-752,458

Depreciation		21,699	2,131
Net interest		34,082	11,458

Change other receivables		-59,628	-118,968
Change accounts payable		57,802	25,949
Change accrued expenses		140,700	8,700

Exchange differences		15,512	3,424
Interest received		6,122	351
Interest paid		-17,321	-11,809

Cash flow from operating activities		-2,285,023	-831,222

INVESTING ACTIVITIES

Purchase of tangible fixed assets & computer software		-107,640	-41,010

Cash flow from investing activities		-107,640	-41,010

FINANCING ACTIVITIES

Loan owed to a major shareholder		4,184,703	723,897
Contribution share capital from founders		0	100,000
Loan owed to a related company		44,957	266,773

Cash flow from financing activities		4,229,660	1,090,670

Net change in cash and cash equivalents		1,836,996	218,438

Cash and cash equivalents at the beginning of the period	6	182,742	0
Cash and cash equivalents at the end of the period	6	2,045,299	182,742
Currency translation effect on cash and cash equivalents		-25,562	35,696

Net change in cash and cash equivalents		1,836,996	218,438

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT (CHF)
for the year ended December 31, 2005

	Share Capital	Other reserves (Cumulative translation reserve)	Loss carried forward	Total deficit attributable to the Group	Total equity attributable to minority interests	Total deficit
Balance May 25, 2004	0	0	0	0	0
Contribution share capital from founders	100,000	0	0	100,000	0	100,000
Changes in minorities	0	0	0	0	297	297
Translation adjustment		- 33,664	0	- 33,664	1,014	- 32,650
Net loss for the period	0	0	- 740,699	- 740,699	- 11,759	- 752,458
Allocation to majority shareholders	0	0	- 10,448	- 10,448	10,448	0
Balance December 31, 2004	100,000	- 33,664	-751,147	-684,811	0	- 684,811

	Share Capital	Other reserves (Cumulative translation reserve)	Loss carried forward	Total deficit attributable to the Group	Total equity attributable to minority interests	Total deficit
Balance January 1, 2005	100,000	- 33,664	-751,147	-684,811	0	- 684,811
Changes in minorities	0	0	0	0	5,011	5,011
Translation adjustment	0	40,001	0	40,001	- 4,019	35,982
Net loss for the year	0	0	- 2,435,918	- 2,435,918	- 48,073	- 2,483,991
Allocation to majority shareholders	0	0	- 47,081	- 47,081	47,081	0
Balance December 31, 2005	100,000	6,337	- 3,234,146	- 3,127,809	0	- 3,127,809

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2005

1. CORPORATE INFORMATION

The consolidated financial statements of DWM Petroleum AG and its subsidiaries (“the Group”) for the year ended December 31, 2005 were authorised for issue in accordance with a resolution of the directors on October 17, 2006. The parent company, DWM Petroleum AG, is a limited company incorporated and domiciled in Baar, Switzerland. The Group has a focused strategy on exploration and developing oil and gas resources in the Central Asian region (subsidiaries in Kyrgyz Republic and Republic of Tajikistan).

Operating environment

(Kyrgyz Republic & Republic of Tajikistan)

In recent years the Kyrgyz Republic and the Republic of Tajikistan has undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic and the Republic of Tajikistan does not possess a well-developed business and regulatory infrastructure that would generally exist in more developed market economies. As a result, operations carried out in the Kyrgyz Republic and the Republic of Tajikistan involve significant risks that are not typically associated with those in developed markets. The accompanying financial statements of the Group do not include any adjustments that may result from the future clarification of these uncertainties. Such adjustments, if any, will be reported in the financial statements of the Group when they become known and estimable.

2. GOING CONCERN

The financial statement has been prepared on the assumption that the Group will continue as a going concern. The Group has no operating income and therefore will remain dependent upon continued funding from its shareholders or other sources.

3. ACCOUNTING POLICIES

The consolidated financial statements of the Group comply with the International Financial Reporting Standards (IFRS) and interpretations formulated by the International Accounting Standards Board (IASB). They are prepared in accordance with the historical cost convention except for items which are required to be accounted for at fair value. The following are the significant accounting policies.

Scope of consolidation

The consolidated financial statements include DWM Petroleum AG and all companies in Switzerland and abroad which DWM Petroleum AG directly or indirectly controls (over 50% of voting interest). The companies included in the consolidation are listed in Note 8.

Principles of consolidation

The annual closing date of the individual financial statements is December, 31, with all cost and income items being reported in the period to which they relate. Intercompany income and expenses, including unrealized gross profits from internal Group transactions and intercompany receivables, payables and loans, have been eliminated. Acquired companies are consolidated according to the purchase method. Companies acquired or divested in the course of the year are included in the consolidated financial statements as of the date of purchase respectively up to the date of sale.

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Minority interests consist of the amount of these interests at the date of the original business combination and the minority’s interest in equity since the date of acquisition. Losses applicable to the minority interest in excess of the minority’s interest in the subsidiary’s equity are allocated against the interests of the Group except to the extent that the minority has a binding obligation and is able to make an additional investment to cover the losses.

Foreign currency translation

The consolidated financial statements of the Group are expressed in Swiss francs (CHF), the functional and presentation currency of the parent company.

Generally, the local currency (KGS and TJS) is used as the measurement currency for other entities. The functional currency of the other entities used for preparing their financial statements is USD. In the respective entity financial statements, monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing at the balance sheet date. Transactions are recorded using the approximate exchange rate at the time of the transaction. All resulting foreign exchange transaction gains and losses are recognized in the Group’s income statement.

Income, expenses and cash flows of the consolidated entities have been translated into Swiss francs (CHF) using an average exchange rate of the year. Balance sheets are translated using the year end exchange rates. Translation differences arising from movements in the exchange rates used to translate equity, retained earnings and other equity components and net income for the year are allocated directly to the cumulative translation differences.

Average rates	2005	2004
	CHF	CHF
USD	1.245775	1.24187

Balance sheet year	2005	2004
end rates	CHF	CHF
USD	1.3179	1.1371

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less (petty cash, bank balances and fiduciary deposits). This position is readily convertible to known amounts of cash.

The cash flow statements are based on cash and cash equivalents.

Other Receivables & Other long-term receivables

This position includes other receivables from third parties, value added taxes, withholding taxes, loans to employees, prepaid expenses for goods and services not yet received as well as income from the current year that will not be received until the following year. The carrying amount of these assets approximates their fair value.

Tangible fixed assets, computer software and depreciation

Tangible fixed assets (office equipment, vehicles, furniture and leasehold improvements) and computer software have been valued at cost of acquisition and are depreciated on a straight-line basis to the income statement over the following estimated useful lives:

Office equipment	4 years
Vehicles	5 years
Furniture	5 years
Leasehold improvements	5 years
Computer software	2 years

Tangible fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When such events or changes in circumstances indicate the assets may not be recoverable, the Group estimates the recoverable amount based on the expected future cash flows. If the sum of such expected discounted future cash flows is less than the carrying amount of the assets, an impairment loss is recognized as expense.

Leased assets

Assets acquired under finance leases are capitalised and depreciated in accordance with the Group’s policy on property, plant and equipment unless the lease term is shorter.

Rentals payable under operating leases are charged to the income statement.

Current liabilities

Current liabilities include current or renewable liabilities due within a maximum period of one year. Current liabilities are carried at their nominal value, which approximates fair market value.

Non-current liabilities

Non-current liabilities include all known liabilities as per year end, which can reliably be quantified with a due date of at least one year after the date of the balance sheet. All financing costs are included in the profit and loss account of the relevant period. Non-current liabilities are initially recorded at fair value and are subsequently carried at amortized cost.

Taxes

Taxes on income are accrued in the same period as the revenues and expenses to which they relate. Where no distribution of profits is planned, withholding taxes and other taxes on possible subsequent distributions are not taken into account, as the profits are generally reinvested.

Deferred taxes are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the balance sheet of the Group companies prepared for consolidation purposes (comprehensive liability method), with the exception of differences where the Group is able to control the reversal of the difference and it is probable that the difference will not reverse in the foreseeable future.

Deferred tax assets on tax loss carry-forwards are only recognized to the extend that it is probable that future profits will be available and the tax loss carry-forward can be utilized.

Changes to tax laws or tax rates issued on the balance sheet date are taken into account in the definition of the applicable tax rate provided that they are likely to be applicable in the period when the deferred tax assets or tax liabilities are realized.

The Group is required to pay income taxes in a number of countries. Significant judgment is required in determining income tax provisions and in evaluating tax positions. The Group measures the level of tax provisions for adjustments to tax assessments and/or expected tax audits on the basis of estimates of whether and in what amount additional taxes will fall due.

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The Group’s revenue consists of consulting fees from contracts with fees based on time and materials and are recognized as the services are performed and amounts are earned. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.

Exploration and evaluation costs

For exploration and evaluation costs the successful efforts method is applied. All current costs have been incurred on unproven fields and have therefore been charged to the income statement.

Provisions & contingent liabilities

Provisions are recognized if a present legal or constructive obligation has arisen as a result of a past event, the outflow of funds to settle this obligation is probable, and the amount of the obligation can be estimated reliably. The provisions recognized represent the best estimate of the ultimate obligation taking into account foreign currency effects and the time value of money.

A contingent liability is disclosed where the existence of the obligation will only be confirmed by future events, or where the amount of the obligation cannot be measured with reasonable reliability, if a future outflow of funds appears unlikely.

Critical Accounting Policies

The only significant estimates utilized by the company are for fixed asset and computer software useful lives.

Financial risk factors

Financial market risk is essentially caused by exposures to foreign currencies and interest rates. Foreign currency transaction risk arises because affiliated companies sometimes undertake transactions in foreign currencies. Translation exposure arises from the consolidation of the Group accounts into Swiss Francs and is not hedged. Interest rate risk comprises the interest price risk that result from borrowing from related parties at market rate. These risks are monitored by the Group on an ongoing basis which approves the use of financial instruments to reduce certain risks, if necessary.

For market risks refer to section “Corporate information / operating environment”.

Related parties

Parties are considered to be related if one party directly or indirectly controls, is controlled by, or is under common control with the other party, if it has an interest in the other party that gives it significant influence over the party, if it has joint control over the party, or if it is an associate or a joint venture. Senior management of the company or close family members are also deemed to be related parties.

4. ADOPTION OF IFRSs DURING THE YEAR

The Group has adopted the following revised standards during the year and comparative figures have been amended as required. Adoption of revised standards does not have any effect on equity as at May 25, 2004.

IAS 1 Presentation of Financial Statements;
IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors;
IAS 10 Events after the Balance Sheet Date;
IAS 17 Leases;
IAS 24 Related Party Disclosures;
IAS 27 Consolidated and Separate Financial Statements;
IAS 32 Financial Instruments: Disclosure and Presentation; and
IAS 39 Financial Instruments: Recognition and Measurement.
Other new and revised standards issued by the IASB are not relevant for the Group.

5. STANDARDS AND INTERPRETATIONS ISSUED BUT NOT YET EFFECTIVE

At the date of authorization of these financial statements, the following Standards and Interpretations were in issue but not yet effective:

IFRS 6 Exploration for and Evaluation of Mineral Resources;
IFRS 7 Financial Instruments: Disclosures;
IFRIC 4 Determining whether an arrangement contains a lease;
IFRIC 5 Rights to Interests arising from Decommissioning, Restoration and Environmental Rehabilitation Funds;
IFRIC 6 Liabilities arising from participating in a specific market - Waste Electrical and Electronic Equipment);

IFRIC 7 Applying the restatement approach under IAS 29, Financial Reporting in Hyperinflationary Economies;
IFRIC 8 Scope of IFRS 2;
IFRIC 9 Reassessment of Embedded Derivatives; and
IFRIC 10 Interim Financial Reporting and Impairment.

Management anticipates that the adoption of these Standards and Interpretations will not have a material impact on the financial statements of future periods.

6. CASH AND CASH EQUIVALENTS

	CHF (held in CHF)	CHF (held in USD)	CHF (held in EUR)	CHF (held in other currencies)	CHF TOTAL 2005	CHF TOTAL 2004
Cash on hand	0	0	0	7,585	7,585	2,455
Bank and postal accounts	99,420	224,768	1,705,923	7,603	2,037,714	180,287
Cash and cash equivalents	99,420	224,768	1,705,923	15,188	2,045,299	182,742

Cash and cash equivalents are available at Group’s own disposal and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with highly credit rated financial institutions. The carrying amount of these assets approximates their fair value.

7. TANGIBLE FIXED ASSETS

	Office equipment	Vehicles	Leasehold im- provements	Total
2004	CHF	CHF	CHF	CHF
Cost at May 25	0	0	0	0
Additions	24,528	8,578	7,039	40,145
Disposals	0	0	0	0
Translation effects	0	0	0	0
Cost at December 31	24,528	8,578	7,039	40,145

Accumulated depreciation at January 1	0	0	0	0
Depreciation	- 1,941	0	- 123	- 2,064
Disposals	0	0	0	0
Translation effects	+ 97	0	+ 6	+ 103
Accumulated depreciation at December 31	- 1,844	0	- 117	- 1,961
Net book value at December 31	22,684	8,578	6,923	38,184

7. TANGIBLE FIXED ASSETS - continued

	Office equipment & Furniture	Vehicles	Leasehold im- provements	Total
2005	CHF	CHF	CHF	CHF
Cost at January 1	24,528	8,578	7,039	40,145
Additions	27,723	71,025	0	98,748
Disposals	0	0	0	0
Translation effects	4,016	1,347	1,162	6,525
Cost at December 31	56,267	80,950	8,201	145,418

Accumulated depreciation at January 1	- 1,844	0	- 117	- 1,961
Depreciation	-6,252	-10,816	-1,631	-18,699
Disposals	0	0	0	0
Translation effects	-291	0	-18	-309
Accumulated depreciation at December 31	-8,387	-10,816	-1,766	-20,969

Net book value at December 31	47,880	70,134	6,435	124,449

8. RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of DWM Petroleum AG, Baar and the subsidiaries listed in the following table:

		Equity share	Equity share
	Country	31 Dec 2005	31 Dec 2004
CJSC South Petroleum Company, Jalalabat 1)	Kyrgyz Republic	90%	90%
CJSC Somon Oil Company, Dushanbe 2)	Rep of Tajikistan	90%	0%

1) CJSC South Petroleum Company was founded by DWM Petroleum AG

2) CJSC Somon Oil Company was founded by DWM Petroleum AG

DWM Petroleum AG, Baar is the ultimate parent entity. The ultimate parent of the Group is the management of the Group (59%). Ownership and voting right percentages in the subsidiaries stated above are identical to the equity share.

The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial year:

	2005	2004
Board of directors	CHF	CHF
Payments to a director for office rent	120,000	80,000
Payments to related companies controlled by directors for rendered consulting services	425,961	200,000
Loan from a director (thereof subordinated CHF 3,000,000; 2004: CHF 0)	4,926,671	723,897
Loan from a related company controlled by a director	316,542	266,773

The loans granted from related parties are perpetual loans with indefinite maturity and bear interest based on market conditions. Consulting services by related parties are performed for a fee.

9. MATURITY OF TAX-DEDUCTIBLE LOSS CARRY FORWARD

	2005	2004
	CHF	CHF
2009	752,458	752,458
2010	1,731,532	0
Total tax-deductible loss carry forward	2,483,990	752,458

The non-capitalized tax loss carry forward of the consolidated companies as at December 31, 2005 which can be deducted from future earnings, amounted to CHF 2,483,990 (2004: 752,458). Deferred tax assets have not been recognised in respect of these losses.

10. ISSUED CAPITAL AND RESERVES

Shares DWM Petroleum AG	31 Dec 2005	31 Dec 2004
Total number of authorised shares	1,000,000	1,000,000
Total number of fully paid-in shares	1,000,000	1,000,000
Par value per share (in CHF)	0.10	0.10
Total share capital (in CHF)	100,000	100,000

All shares are registered shares. There are no different share categories. The shares are not quoted on a stock exchange and have been issued in 2004 for cash consideration.

Other reserves (foreign currency translation reserve): The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of foreign subsidiaries.

11. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic & Republic of Tajikistan)

In the ordinary course of business, the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan. At 31 December 2005 there have been no legal actions threatened or actual against the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan.

Management believes that the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

License agreements (Kyrgyz Republic)

According to License Agreement dated 9 July 2004 to the License OG-153-04 concerning geological exploration of the Resource in the Naushkent area, the Subsidiary must invest 500,000 Kyrgyz soms (12,106 US Dollars; 15,892 CHF) and 700,000 Kyrgyz soms (16,950 US Dollars; 22,251 CHF) in the year 2005 and 2006 respectively.

According to License Agreement dated 9 July 2004 to the License OG-154-04 concerning geological exploration of the Resource in the Nanai area, the Subsidiary must invest 800,000 Kyrgyz soms (19,370 US Dollars; 25,440 CHF) and 1,200,000 Kyrgyz soms (29,055 US Dollars; 38,141 CHF) in the year 2005 and 2006 respectively.

According to License Agreement dated 23 August 2005 to the License OG-213 concerning geological exploration of the Resource in the Arkyt area, in the year 2006 and 2007 respectively the Subsidiary must invest 6,638,000 Kyrgyz soms (160,722 US Dollars; 210,985 CHF).

For 2005 the investments have been made in compliance with the above stated license agreements.

License agreements (Kyrgyz Republic) - continued

According to the new updated Licenses the minimum limits of investments are as follows:

Licence area	year 2006			years 2007 - 2008			years 2009 - 2010
	KGS	USD	CHF	KGS	USD	CHF	KGS	USD	CHF
Tuzluk	2,945,000	71,306	93,606	14,750,000	357,133	468,819	14,400,000	348,660	457,696
West Soh	3,245,000	78,570	103,141	15,250,000	369,240	484,712	14,400,000	348,660	457,696
Soh	845,000	20,460	26,859	10,000,000	242,124	317,843	7,400,000	179,172	235,204

12. PERSONNEL COSTS

	2005	2004
	CHF	CHF
Wages and salaries	155,763	27,940
Social security contributions	27,648	6,228
Pension fund contribution	494	0
Other personnel expenses	0	0
Total personnel costs	183,905	34,168

The two employees are not subject to the legally required pension plan due to their age.

13. FUTURE COMMITMENTS

The Group has entered into operating leases as lessee for a car. Expenses for this item totalled CHF 39,522 (2004: CHF 0). Future net lease payments are:

	2005	2004
	CHF	CHF
Within 1 year	12,134	0
Between 2 and 5 years	18,199	0
After 5 years	0	0
Total future commitments	30,333	0

14. U.S. GAAP RECONCILIATION OF NET LOSS AND SHAREHOLDERS’ DEFICIT

The consolidated financial statements are prepared in accordance with IFRS that differs in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). The only difference that is relevant to the consolidated financial statements is the fact that under US GAAP net income is reported after deducting minority interests whereas under IFRS minority interests are shown as an allocation of the result for the year. During 2004 the losses attributable to the minority interest holders have exceeded their investment. There are no agreements for them to provide further investment to cover additional losses. Accordingly, there is no GAAP difference in the financial statements for the year ended December 31, 2005.

15. EVENTS AFTER THE BALANCE SHEET DATE

On October 4, 2006 a contract was signed with a third party agreeing to sell 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of USD 4,000,000.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	30.9.2006		31.12.2005
	CHF		CHF
ASSETS
Cash and cash equivalents	805,350		2,045,299
Other receivables	98,697		178,597
Total current assets	904,047		2,223,896
Tangible fixed assets	93,879		124,449
Computer software	17		372
Total non-current assets	93,897		124,821
TOTAL ASSETS	997,943		2,348,717
LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable	8,778		83,912
Accrued expenses	96,900		149,400
Total current liabilities	105,678		233,312
Loan owed to a major shareholder	6,001,639		4,926,671
Loan owed to a related company	76,947		316,542
Total non-current liabilities	6,078,586		5,243,213
TOTAL LIABILITIES	6,184,263		5,476,525
Share capital	100,000		100,000
Other reserves	-70,442		6,337
Loss carried forward	-5,215,878		-3,234,145
Deficit attributable to the Group	-5,186,320		-3,127,808
Equity attributable to minority interests	0		0
Total shareholders' deficit	-5,186,320		-3,127,808

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	997,943	0	2,348,717

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT
For the Nine Months Ended September 30, 2006

	30.9.2006	30.9.2005
	CHF	CHF
OPERATING INCOME
Other income	0	105,000
Total operating income	0	105,000
OPERATING EXPENSES
Personnel costs	165,802	108,828
Exploration costs	118,681	44,788
Depreciation	13,578	10,749
Consulting fees	902,140	890,727
Administrative costs	783,950	422,885
Total operating expenses	1,984,151	1,477,978
Loss before financial income/expenses & taxes	-1,984,151	-1,372,978
FINANCIAL INCOME/EXPENSES & TAXES
Interest income	16,624	1,548
Interest expense	-10,592	-41,197
Taxes	0	0
Total financial income / expenses & taxes	6,032	-39,649
Net loss for the year / period	-1,970,119	-1,412,627

Net loss attributable to the Group	-1,978,119	-1,412,627
Net loss attributable to minority interests	0	0
Total net loss for the period	-1,978,119	-1,412,627

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENT
For the Nine Months Ended September 30, 2006

	30.9.2006	1.1.-30.9.2005
	CHF	CHF
OPERATING ACTIVITIES
Net loss from operating activities	-1,978,119	-1,412,627
Depreciation	13,578	10,749
Net interest	-6,032	39,649
Change other receivables	79,899	-251,385
Change accounts payable	-75,134	-19,220
Change accrued expenses	-52,500	79,100
Exchange differences	-53,019	-2,358
Interest received	16,624	1,548
Interest paid	-10,592	-10,416
Cash flow from operating activities	-2,065,295	-1,564,958
INVESTING ACTIVITIES
Purchase/Sale of tangible fixed assets & computer software	17,346	-94,091
Cash flow from investing activities	17,346	-94,091
FINANCING ACTIVITIES
Loan owed to a major shareholder	1,074,968	3,193,571
Loan owed to a related company	-239,595	89,257
Cash flow from financing activities	835,373	3,282,828
Net change in cash and cash equivalents	-1,212,576	1,623,778
Cash and cash equivalents at the beginning of the period	2,045,299	182,742
Cash and cash equivalents at the end of the period	805,350	1,852,707
Currency translation effect on cash and cash equivalents	27,373	-46,187
Net change in cash and cash equivalents	-1,212,576	1,623,778

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
for the Period Ended September 30, 2006

1. Basis of Preparation

The unaudited Condensed Consolidated Financial Statements as at September 30 2006 for the nine months ended September 30, 2006 and 2005 have been prepared on a basis consistent with the accounting policies set out in DWM Petroleum AG’s audited financial statements for the year ended December 31, 2005 and the requirements of the United States Securities and Exchange Commission (“SEC”) regulations for interim financial reporting. Certain information and footnotes disclosures normally included in annual financial statements have been condensed or omitted pursuant to such notes and regulations. In the opinion of the management the financial statements reflect all adjustments of a normal and recurring nature which are necessary to present fairly the financial positions, results of operations and cash flows for the interim periods. The Consolidated Financial Statements should be read in conjunction with DWM Petroleum AG’s audited consolidated financial statements for the year ended December 31, 2005. The results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

2. Operating Environment

DWM has an agreement in principle with the Albanian Government to acquire 2 production sharing agreements in Albania covering approximately 3,000 km2.

3. Loans

Loans from a major shareholder have increased by 1,074,968 CHF. The major shareholder is providing additional funding to DWM Petroleum AG.

4. Commitments & Contingencies

During the period the Group has not entered into any new commitments other then the ones disclosed in the audited 2005 financial statements.

Legal actions and claims (Kyrgyz Republic & Republic of Tajikistan)

In the ordinary course of business, the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan. At 31 December 2005 there have been no legal actions threatened or actual against the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan.

Management believes that the subsidiaries in the Kyrgyz Republic & Republic of Tajikistan are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

License agreements (Kyrgyz Republic)

According to License Agreement dated 9 July 2004 to the License OG-153-04 concerning geological exploration of the Resource in the Naushkent area, the Subsidiary must invest 500,000 Kyrgyz soms (12,106 US Dollars; 15,892 CHF) and 700,000 Kyrgyz soms (16,950 US Dollars; 22,251 CHF) in the year 2005 and 2006 respectively.

According to License Agreement dated 9 July 2004 to the License OG-154-04 concerning geological exploration of the Resource in the Nanai area, the Subsidiary must invest 800,000 Kyrgyz soms (19,370 US Dollars; 25,440 CHF) and 1,200,000 Kyrgyz soms (29,055 US Dollars; 38,141 CHF) in the year 2005 and 2006 respectively.

License agreements (Kyrgyz Republic) - continued

According to License Agreement dated 23 August 2005 to the License OG-213 concerning geological exploration of the Resource in the Arkyt area, in the year 2006 and 2007 respectively the Subsidiary must invest 6,638,000 Kyrgyz soms (160,722 US Dollars; 210,985 CHF).

For 2005 the investments have been made in compliance with the above stated license agreements.

According to the new updated Licenses the minimum limits of investments are as follows:

Licence area	year 2006			years 2007 - 2008			years 2009 - 2010
	KGS	USD	CHF	KGS	USD	CHF	KGS	USD	CHF
Tuzluk	2,945,000	71,306	93,606	14,750,000	357,133	468,819	14,400,000	348,660	457,696
West Soh	3,245,000	78,570	103,141	15,250,000	369,240	484,712	14,400,000	348,660	457,696
Soh	845,000	20,460	26,859	10,000,000	242,124	317,843	7,400,000	179,172	235,204

5. New Pronouncements

During the period the Group has not adopted any new or revised accounting standards.

6. US GAAP reconciliation of Net Loss and Shareholders Equity

The consolidated financial statements are prepared in accordance with IFRS that differs in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). The only difference that is relevant to the consolidated financial statements is the fact that under US GAAP net income is reported after deducting minority interests whereas under IFRS minority interests are shown as an allocation of the result for the year. During 2004 the losses attributable to the minority interest holders have exceeded their investment. There are no agreements for them to provide further investment to cover additional losses. Accordingly, there is no GAAP difference in the financial statements for the periods ended September 30, 2005 and 2006.

7. Event after the Balance Sheet Date

On October 4, 2006 a contract was signed with a third party agreeing to sell 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of USD 4,000,000.